SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported) January 23, 2003

                               CONOLOG CORPORATION
--------------------------------------------------------------------------------
               (Exact name of registrant as specified in charter)

      Delaware                       000-08174                   52-0853566
--------------------------------------------------------------------------------
 (State or other juris-             (Commission                (IRS Employer
diction of Incorporation)           File number)             Identification No.)

                  5 Columbia Road, Somerville, New Jersey 08876
--------------------------------------------------------------------------------
               (Address of principal executive offices) (Zip Code)

                                 (908) 722-8081
--------------------------------------------------------------------------------
               Registrant's telephone number, including area code

                                 Not Applicable
--------------------------------------------------------------------------------
          (Former Name or Former Address, if Changed Since Last Report)

Item 5. Other Events

      As of January 23, 2003, Conolog Corporation (the "Company") had 966,922 shares of common stock issued and outstanding. As of January 24, 2003, there were 1,046,933 shares of the Company's common stock issued and outstanding.

      The following table sets forth, as of January 31, 2003, certain information concerning stock ownership of the Company by (i) each person who is known by the Company to own beneficially more than 10% of the outstanding common shares of the Company, (ii) each of the Company's directors and (iii) all current directors and officers of the Company as a group. Except as otherwise indicated, all such persons have both sole voting and investment power over the shares shown as being beneficially owned by them.

Name and Address of                     Amount and Nature         Percent
 Beneficial Owner                    of Beneficial Ownership     of Class
-------------------                  -----------------------     --------
Robert S. Benou .....................       19,000                0.0182%
Arpad J. Havasy .....................        2,250                0.0022%
Marc R. Benou .......................       18,355                0.0175%
Louis Massad ........................        2,038                0.0020%
Thomas Fogg .........................        4,200                0.0040%
Edward J. Rielly ....................        1,500                0.0014%
                                            ------                ------
All Executive Officers
 and Directors as a
 Group (6 Persons) ..................       47,343                0.0452%

                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        CONOLOG CORPORATION

                                        By       /s/ Robert S. Benou
                                           -------------------------------------
                                                     Robert S. Benou
                                                      Chairman and
                                                Chief Executive Officer

Dated: February 3, 2003